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Patrick O'Brien
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For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

- Total Revenues of $2.77 billion, Up 15 percent over Second Quarter 2012 -
- Product Sales of $2.66 billion, Up 14 percent over Second Quarter 2012 -

Foster City, CA, July 25, 2013 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended June 30, 2013. Total revenues for the second quarter of 2013 increased 15 percent to $2.77 billion, from $2.41 billion for the second quarter of 2012. Product sales increased 14 percent to $2.66 billion for the second quarter of 2013 compared to $2.32 billion for the second quarter of 2012. Net income for the second quarter of 2013 was $772.6 million, or $0.46 per diluted share compared to $711.6 million, or $0.46 per diluted share for the second quarter of 2012. Non-GAAP net income for the second quarter of 2013, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $839.7 million, or $0.50 per diluted share compared to $767.3 million, or $0.49 per diluted share for the second quarter of 2012.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012
Product sales	$2,657,285	$2,321,240	$5,050,853	$4,529,582
Royalty, contract and other revenues	110,109	83,946	248,176	158,053
Total revenues	$2,767,394	$2,405,186	$5,299,029	$4,687,635

Net income attributable to Gilead	$772,605	$711,564	$1,494,791	$1,153,520
Non-GAAP net income attributable to Gilead	$839,725	$767,277	$1,641,668	$1,471,666

Diluted EPS	$0.46	$0.46	$0.89	$0.74
Non-GAAP diluted EPS	$0.50	$0.49	$0.98	$0.95

Product Sales
Product sales were driven primarily by growth in Gilead's antiviral franchise during the second quarter of 2013. Contributing to the increase were sales of Complera®/Eviplera® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir disoproxil fumarate 300 mg) and the launch of Stribild® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) in the third quarter of 2012. Product sales for the second quarter increased 20 percent in the U.S. and 4 percent in Europe compared to the second quarter of 2012.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

July 25, 2013	2

Antiviral Product Sales
Antiviral product sales increased 15 percent to $2.31 billion for the second quarter of 2013, up from $2.01 billion for the second quarter of 2012, reflecting sales growth of 20 percent in the U.S. and 5 percent in Europe. The increase reflects strong underlying demand for our new single tablet regimen products, specifically Complera/Eviplera and Stribild.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except percentages)	2013	2012	% Change	2013	2012	% Change
Antiviral product sales	$2,312,247	$2,012,283	15%	$4,373,325	$3,938,089	11%
Atripla	938,108	904,023	4%	1,815,181	1,791,619	1%
Truvada	807,779	785,933	3%	1,508,021	1,544,196	(2)%
Viread	250,188	215,414	16%	460,520	407,107	13%
Complera/Eviplera	188,683	72,909	159%	336,872	125,089	169%
Stribild	99,394	—	—	191,542	—	—

Cardiovascular Product Sales
Cardiovascular product sales increased 19 percent to $234.9 million for the second quarter of 2013.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except percentages)	2013	2012	% Change	2013	2012	% Change
Cardiovascular product sales	$234,854	$197,189	19%	$449,247	$367,678	22%
Letairis	128,257	101,634	26%	246,364	188,922	30%
Ranexa	106,597	95,555	12%	202,883	178,756	13%

Operating Expenses and Other
Non-GAAP research and development (R&D) expenses increased due to Gilead's continued investment in its product pipeline, particularly in liver disease and oncology. Non-GAAP selling, general and administrative (SG&A) expenses increased primarily due to the ongoing growth and expansion of Gilead's business.

Interest expense decreased primarily due to the repayment of the convertible senior notes due in May 2013 and bank debt issued in connection with the acquisition of Pharmasset Inc. Gilead repaid debt totaling $929.6 million in the first half of 2013 and $700.0 million in the same period of 2012.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2013	2012	2013	2012
Non-GAAP research and development expenses (1)	$487,771	$371,398	$947,747	$702,736
Non-GAAP selling, general and administrative expenses (1)	$376,336	$298,731	$709,400	$606,472

Interest expense	$(78,008)	$(88,418)	$(159,795)	$(185,688)
(1) Non-GAAP R&D expenses and SG&A expenses exclude the impact of acquisition-related, restructuring and stock-based compensation expenses where applicable.
Net Foreign Currency Exchange Impact
The net foreign currency exchange impact on second quarter 2013 product sales and pre-tax earnings was unfavorable $21.0 million and $13.2 million, respectively, compared to the second quarter of 2012.

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July 25, 2013	3

Cash, Cash Equivalents and Marketable Securities
As of June 30, 2013, Gilead had $2.98 billion of cash, cash equivalents and marketable securities compared to $2.58 billion as of December 31, 2012. During the first half of 2013, Gilead generated $1.63 billion in operating cash flow.

Product & Pipeline Updates Announced by Gilead During the Second Quarter of 2013 Include:
Antiviral Program
April:

•
Submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for marketing approval to support the use of sofosbuvir and ribavirin (RBV) as an all-oral therapy for patients with genotype 2 and 3 chronic hepatitis C infection (HCV), and for sofosbuvir in combination with RBV and pegylated interferon (peg-IFN) for treatment-naïve patients with genotype 1, 4, 5 and 6 HCV infection. The FDA granted priority review for this filing in June and set a target review date of December 8, 2013 under the Prescription Drug User Fee Act.

•
Detailed results from four Phase 3 studies (NEUTRINO, FISSION, POSITRON and FUSION) evaluating sofosbuvir were presented at the annual meeting of the European Association for the Study of the Liver. The sofosbuvir NDA is supported primarily by data from these four Phase 3 studies. Sofosbuvir was administered to nearly 1,000 patients with HCV as part of an all-oral 12-week or 16-week treatment regimen in combination with RBV in genotypes 2 and 3, or with RBV and peg-IFN for 12 weeks in genotypes 1, 4, 5 and 6.

May:

•
Interim results from the Phase 2 LONESTAR study, which evaluated eight and 12-week courses of therapy with the once-daily fixed-dose combination of sofosbuvir/ledipasvir with and without RBV in treatment-naïve, non-cirrhotic patients. In this study, 19/19 patients in the 12-week arm had a sustained virologic response four weeks after completing therapy (SVR4) and 40/41 patients in the eight-week arms had a sustained virologic response eight weeks after stopping therapy (SVR8), with one relapse occurring in the arm receiving sofosbuvir/ledipasvir without RBV. Two additional cohorts in the LONESTAR study evaluated a 12-week course of the fixed-dose combination of sofosbuvir/ledipasvir with or without RBV in patients who had previously failed therapy with an HCV-specific protease inhibitor-based regimen. Half of the treatment-experienced patients had documented, compensated cirrhosis. Ninety-five percent of patients in each arm achieved SVR4, one cirrhotic patient in the sofosbuvir/ledipasvir arm relapsed and one patient in the sofosbuvir/ledipasvir plus RBV arm was lost to follow-up.

•
Plans to initiate a third Phase 3 study (ION-3) of sofosbuvir/ledipasvir for the treatment of HCV, evaluating the once-daily fixed-dose combination of sofosbuvir/ledipasvir for eight weeks with and without RBV and for 12 weeks without RBV in 600 non-cirrhotic, treatment-naïve genotype 1 HCV patients.

•	Submission of a Marketing Authorisation Application for sofosbuvir to the European Medicines Agency on April 17, 2013, which was fully validated and is under assessment.

•
Granting of marketing authorization by the European Commission for Stribild, a single tablet regimen for the treatment of HIV-1 infection in adults who are antiretroviral treatment-naïve or are infected with HIV-1 without known mutations associated with resistance to any of the three antiretroviral agents in Stribild. This approval allows for the marketing of Stribild in all 27 countries of the European Union.

Oncology Program
May:

•
Results from a Phase 2 study (Study 101-08) evaluating idelalisib (formerly GS-1101) in combination with rituximab for older patients with treatment-naïve chronic lymphocytic leukemia. This regimen achieved a complete response rate of 19 percent and an overall response rate of 97 percent, with estimated progression-free survival at 24 months of 93 percent. These results were presented at the American Society of Clinical Oncology Annual Meeting.

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July 25, 2013	4

June:

•
Interim results from a single-arm, open-label Phase 2 study (Study 101-09) evaluating idelalisib for the treatment of patients with indolent non-Hodgkin's lymphoma that is refractory (non-responsive) to rituximab and to alkylating-agent-containing chemotherapy. Single-agent treatment with idelalisib achieved an overall response rate of 53.6 percent, with a median duration of response at this interim analysis of 11.9 months. Detailed study results were presented at the International Conference on Malignant Lymphoma.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2013 as well as provide a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-866-730-5771 (U.S.) or 1-857-350-1595 (international) and dial the participant passcode 26371472 to access the call.

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through July 28, 2013. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 87549354.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia-Pacific.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. generally accepted accounting principles (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on pages 7 and 8.

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2013 financial results; Gilead's ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving sofosbuvir, the fixed-dose combination of sofosbuvir/ledipasvir and idelalisib; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit NDAs for new product candidates in the timelines currently anticipated, including the fixed-dose combination of sofosbuvir/ledipasvir for the treatment of HCV; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including sofosbuvir for the treatment of HCV; Gilead's ability to successfully commercialize its products, including Stribild; Gilead's ability to successfully develop its respiratory, cardiovascular and oncology/inflammation programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including sofosbuvir, the fixed-dose combination of sofosbuvir/ledipasvir and idelalisib; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency

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July 25, 2013	5

exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, TRUVADA®, VIREAD®, HEPSERA®, AMBISOME®, EMTRIVA®, COMPLERA®, EVIPLERA®, STRIBILD®, VISTIDE®, LETAIRIS®, RANEXA® and CAYSTON®.
ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 25, 2013	6

GILEAD SCIENCES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Product sales	$2,657,285	$2,321,240	$5,050,853	$4,529,582
Royalty, contract and other revenues	110,109	83,946	248,176	158,053
Total revenues	2,767,394	2,405,186	5,299,029	4,687,635
Costs and expenses:
Cost of goods sold	684,663	617,345	1,319,111	1,198,276
Research and development	523,902	396,244	1,021,534	854,455
Selling, general and administrative	404,991	332,505	779,287	775,626
Total costs and expenses	1,613,556	1,346,094	3,119,932	2,828,357
Income from operations	1,153,838	1,059,092	2,179,097	1,859,278
Interest expense	(78,008)	(88,418)	(159,795)	(185,688)
Other income (expense), net	(231)	(1,075)	(3,555)	(35,160)
Income before provision for income taxes	1,075,599	969,599	2,015,747	1,638,430
Provision for income taxes	307,981	263,525	530,419	494,825
Net income	767,618	706,074	1,485,328	1,143,605
Net loss attributable to noncontrolling interest	4,987	5,490	9,463	9,915
Net income attributable to Gilead	$772,605	$711,564	$1,494,791	$1,153,520
Net income per share attributable to Gilead common stockholders - basic	$0.51	$0.47	$0.98	$0.76
Net income per share attributable to Gilead common stockholders - diluted	$0.46	$0.46	$0.89	$0.74
Shares used in per share calculation - basic	1,526,945	1,513,902	1,524,174	1,513,238
Shares used in per share calculation - diluted	1,694,577	1,561,012	1,683,269	1,558,492

July 25, 2013	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cost of goods sold reconciliation:
GAAP cost of goods sold	$684,663	$617,345	$1,319,111	$1,198,276
Stock-based compensation expenses	(2,632)	(2,119)	(4,473)	(4,220)
Acquisition related-amortization of purchased intangibles	(21,264)	(15,836)	(42,528)	(31,672)
Non-GAAP cost of goods sold	$660,767	$599,390	$1,272,110	$1,162,384

Product gross margin reconciliation:
GAAP product gross margin	74.2%	73.5%	73.9%	73.6%
Stock-based compensation expenses	0.1%	0.1%	0.1%	0.1%
Acquisition related-amortization of purchased intangibles	0.8%	0.7%	0.8%	0.7%
Non-GAAP product gross margin(1)	75.1%	74.3%	74.8%	74.4%

Research and development expenses reconciliation:
GAAP research and development expenses	$523,902	$396,244	$1,021,534	$854,455
Stock-based compensation expenses	(24,646)	(20,355)	(51,521)	(138,978)
Restructuring expenses	(67)	(1,576)	(4,824)	(7,090)
Acquisition related-transaction costs	—	(345)	—	(345)
Acquisition related-contingent consideration remeasurement	(11,418)	(2,570)	(17,442)	(5,306)
Non-GAAP research and development expenses	$487,771	$371,398	$947,747	$702,736

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$404,991	$332,505	$779,287	$775,626
Stock-based compensation expenses	(28,675)	(25,929)	(61,726)	(147,873)
Restructuring expenses	306	(7,251)	(438)	(10,407)
Acquisition related-transaction costs	(4)	(594)	(7,160)	(10,874)
Acquisition related-amortization of purchased intangibles	(282)	—	(563)	—
Non-GAAP selling, general and administrative expenses	$376,336	$298,731	$709,400	$606,472

Operating margin reconciliation:
GAAP operating margin	41.7%	44.0%	41.1%	39.7%
Stock-based compensation expenses	2.0%	2.0%	2.2%	6.2%
Restructuring expenses	0.0%	0.4%	0.1%	0.4%
Acquisition related-transaction costs	0.0%	0.0%	0.1%	0.2%
Acquisition related-amortization of purchased intangibles	0.8%	0.7%	0.8%	0.7%
Acquisition related-contingent consideration remeasurement	0.4%	0.1%	0.3%	0.1%
Non-GAAP operating margin(1)	44.9%	47.2%	44.7%	47.3%

Interest expense reconciliation:
GAAP interest expense	$(78,008)	$(88,418)	$(159,795)	$(185,688)
Acquisition related-transaction costs	—	—	—	7,333
Non-GAAP interest expense	$(78,008)	$(88,418)	$(159,795)	$(178,355)

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$772,605	$711,564	$1,494,791	$1,153,520
Stock-based compensation expenses	40,379	35,236	85,759	264,840
Restructuring expenses	(244)	6,426	5,124	12,772
Acquisition related-transaction costs	4	651	7,160	13,542
Acquisition related-amortization of purchased intangibles	15,563	11,529	31,392	23,119
Acquisition related-contingent consideration remeasurement	11,418	1,871	17,442	3,873
Non-GAAP net income attributable to Gilead, net of tax	$839,725	$767,277	$1,641,668	$1,471,666

July 25, 2013	8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.46	$0.46	$0.89	$0.74
Stock-based compensation expenses	0.02	0.02	0.05	0.17
Restructuring expenses	(0.00)	0.00	0.00	0.01
Acquisition related-transaction costs	0.00	0.00	0.00	0.01
Acquisition related-amortization of purchased intangibles	0.01	0.01	0.02	0.01
Acquisition related-contingent consideration remeasurement	0.01	0.00	0.01	0.00
Non-GAAP diluted earnings per share(1)	$0.50	$0.49	$0.98	$0.95

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,694,577	1,561,012	1,683,269	1,558,492
Share impact of current stock-based compensation rules	(1,228)	(3,146)	(1,453)	(3,342)
Non-GAAP shares used in per share calculation (diluted)	1,693,349	1,557,866	1,681,816	1,555,150

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$23,896	$17,955	$47,001	$35,892
Research and development expenses adjustments	36,131	24,846	73,787	151,719
Selling, general and administrative expenses adjustments	28,655	33,774	69,887	169,154
Interest expense adjustments	—	—	—	7,333
Total non-GAAP adjustments before tax	88,682	76,575	190,675	364,098
Income tax effect	(21,562)	(20,862)	(43,798)	(45,952)
Total non-GAAP adjustments after tax	$67,120	$55,713	$146,877	$318,146

(1) Amounts may not sum due to rounding.

July 25, 2013	9

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012(1)
	(unaudited)
Cash, cash equivalents and marketable securities	$2,975,798	$2,582,086
Accounts receivable, net	1,895,913	1,751,388
Inventories	1,935,147	1,744,982
Property, plant and equipment, net	1,135,993	1,100,259
Intangible assets, net	12,056,002	11,736,393
Goodwill	1,188,157	1,060,919
Other assets	1,437,364	1,263,811
Total assets	$22,624,374	$21,239,838

Current liabilities	$4,937,138	$4,270,020
Long-term liabilities	6,343,852	7,418,949
Stockholders’ equity(2)	11,343,384	9,550,869
Total liabilities and stockholders’ equity	$22,624,374	$21,239,838

(1) Derived from the audited consolidated financial statements as of December 31, 2012.
(2) As of June 30, 2013, there were 1,528,890 shares of common stock issued and outstanding.

July 25, 2013	10

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Antiviral products:
Atripla – U.S.	$611,330	$570,835	$1,165,156	$1,132,879
Atripla – Europe	270,780	280,125	548,995	550,821
Atripla – Other International	55,998	53,063	101,030	107,919
	938,108	904,023	1,815,181	1,791,619

Truvada – U.S.	415,541	393,013	723,402	766,339
Truvada – Europe	324,992	328,814	657,019	650,690
Truvada – Other International	67,246	64,106	127,600	127,167
	807,779	785,933	1,508,021	1,544,196

Viread – U.S.	113,965	102,112	196,593	183,768
Viread – Europe	88,042	84,108	176,248	168,993
Viread – Other International	48,181	29,194	87,679	54,346
	250,188	215,414	460,520	407,107

Complera / Eviplera – U.S.	120,187	65,004	223,484	113,643
Complera / Eviplera – Europe	59,301	7,198	98,263	10,465
Complera / Eviplera – Other International	9,195	707	15,125	981
	188,683	72,909	336,872	125,089

Stribild – U.S.	96,961	—	188,939	—
Stribild – Europe	1,848	—	1,848	—
Stribild – Other International	585	—	755	—
	99,394	—	191,542	—

Hepsera – U.S.	9,871	8,172	22,821	20,981
Hepsera – Europe	9,268	15,420	20,491	29,385
Hepsera – Other International	2,317	2,599	4,567	5,122
	21,456	26,191	47,879	55,488

Emtriva – U.S.	4,768	4,770	9,297	8,863
Emtriva – Europe	1,584	1,741	3,335	3,552
Emtriva – Other International	287	1,302	678	2,175
	6,639	7,813	13,310	14,590

Total Antiviral products – U.S.	1,372,623	1,143,906	2,529,692	2,226,473
Total Antiviral products – Europe	755,815	717,406	1,506,199	1,413,906
Total Antiviral products – Other International	183,809	150,971	337,434	297,710
	2,312,247	2,012,283	4,373,325	3,938,089

Letairis	128,257	101,634	246,364	188,922
Ranexa	106,597	95,555	202,883	178,756
AmBisome	75,137	83,653	160,412	168,417
Other products	35,047	28,115	67,869	55,398
	345,038	308,957	677,528	591,493

Total product sales	$2,657,285	$2,321,240	$5,050,853	$4,529,582